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                                                                   Exhibit 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated (i) February 25, 1998 relating to the financial statements of Consolidation Capital Corporation; and
(ii) February 19, 1998, relating to the combined financial statements of Service Management USA, Inc. and its affiliates which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Minneapolis, Minnesota

February 25, 1998


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                      Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 17, 1998, relating to the financial statements of SKC Electric, Inc. and Affiliate and Lovecor, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Kansas City, Missouri
February 25, 1998

Price Waterhouse LLP